Exhibit 99.1

FTAI Aviation and Lockheed Martin Announce Collaboration on The Module FactoryTM

NEW YORK, October 22, 2020 (GLOBE NEWSWIRE) – Fortress Transportation and Infrastructure Investors LLC (NYSE: FTAI) and Lockheed Martin (NYSE: LMT) Commercial Engine Solutions (“LMCES”) announce an agreement to establish The Module FactoryTM, a dedicated commercial engine maintenance center focused on modular repair and refurbishment of CFM56-7B and CFM56-5B engines. The Module Factory will be based at LMCES’ 500,000 square foot facility in Montreal, Canada with a capacity for up to 300 shop visits per year. FTAI owns approximately 150 CFM56 engines today with plans to acquire up to 70 additional CFM56 engines by year-end. The initial term of the collaboration is seven years with an option to extend.

“We are proud to collaborate with Lockheed Martin on this innovative endeavor. Lockheed Martin has a long and proven history in aviation, and together we can offer an alternative cost-saving product to the aviation aftermarket. We believe The Module Factory, combined with our proprietary products and partnerships, will solidify FTAI’s position to offer the lowest cost per cycle solution to our airline customers.” said Joe Adams, FTAI’s Chairman and Chief Executive Officer.

“At Lockheed Martin, providing full life-cycle engine maintenance, repair and overhaul is an integral part of our Sustainment business. Commercial Engine Solutions (LMCES) is excited to partner with FTAI in bringing The Module Factory solution to the market. Results will be reduced engine turn times, increased asset availability and the lowest possible cost for airline customers.” said Jack Turnbill, President of LMCES.

About Fortress Transportation and Infrastructure Investors LLC
Fortress Transportation and Infrastructure Investors LLC (NYSE: FTAI) owns and acquires high quality infrastructure and equipment that is essential for the transportation of goods and people globally. FTAI targets assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

About Lockheed Martin
Headquartered in Bethesda, Maryland, Lockheed Martin (NYSE: LMT) is a global security and aerospace company that employs approximately 110,000 people worldwide and is principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services. For additional information, visit our website: www.lockheedmartin.com. Please follow @LMNews on Twitter for the latest announcements and news across the corporation.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the agreement to establish The Module Factory, FTAI’s plans to acquire 70 additional engines by year-end and the ability to reduce engine turn times, increase asset availability and provide the lowest possible cost for airline customers. These statements are based on each of FTAI and LMT management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond FTAI’s and LMT’s control. FTAI and LMT can give no assurance that each of its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FTAI’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftandi.com), and any relevant reports prepared by LMT. In addition, new risks and uncertainties emerge from time to time, and it is not possible for FTAI or LMT to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. FTAI and LMT expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in their expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.